Exhibit 99.1

ARC REPORTS RESULTS FOR FIRST QUARTER 2012

WALNUT CREEK, California (May 8, 2012) – ARC (NYSE:ARC), the nation’s leading document solutions company for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the first quarter ended March 31, 2012.

Business Highlights:

•	Q1 cash from operations at $12.4 million more than doubled year-over year; equates to $0.27 per share for Q1.

•	Year-over-year growth of more than 10% in FM/MPS for the fourth quarter in a row.

•	Senior secured credit facility remains undrawn.

•	Q1 adjusted earnings per share of $0.00.

•	Company affirms 2012 fully diluted annual adjusted earnings per share outlook of $0.05 to $0.10; annual cash from operations for 2012 remains projected at $40-50 million.

Financial Highlights:

	Three Months Ended March 31
(All dollar figures in millions, except EPS)	2012	2011
Net Revenue	$103.6	$106.5
Gross Margin	30.8%	31.3%
Net (Loss) Income attributable to ARC (GAAP)	$(4.9)	$(3.6)
Adjusted Net (Loss) Income attributable to ARC	$0.01	$(2.1)
EPS (GAAP)	$(0.11)	$(0.08)
Adjusted EPS	$0.00	$(0.05)

Cash from Operations	$12.4	$4.6
Capital Expenditures	$3.8	$4.1
Debt & Capital Leases	$226.5	$247.8

Management Commentary:

“Our revenues are still being pressured by the lack of new projects in the construction market, but our MPS initiatives are in high gear. We have had double-digit growth for the fourth quarter in a row, which we see as strong validation for our decision to pursue this line of business,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC. “Our aggressive efforts to drive sales across all lines of business are starting to show results. Not only have we seen significant gains in MPS, but we are also starting to see incremental growth in digital services thanks to our broad technology portfolio and the increasing adoption of technology by our customers. If these trends continue, we expect to see our growth rate increase later this year.”

“While our revenue in traditional services remains under pressure, our operating income margin showed strong year-over-year growth due to the actions taken by management over the past year to better match costs with our revenue,” said John Toth, ARC’s Chief Financial Officer. “Additionally, our cash position and cash flow remain strong, enhanced by access to our undrawn senior secured credit facility. We are also aggressively managing our capital expenditures – which are roughly flat year-over-year – even though our FM/MPS revenue is growing at double digits.”

Outlook:

ARC affirms annual adjusted earnings per share in 2012 to be in the range of $0.05 to $0.10 on a fully-diluted basis, and annual cash flow from operations to be in the range of $40 million to $50 million.

Teleconference and Webcast:

ARC will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the company’s first quarter of 2012. The conference call can be accessed by dialing (877) 402-8179. The conference ID number is 76603383.

A live Webcast will also be made available on the investor relations page of ARC’s website at www.e-arc.com.

A replay will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial (855) 859-2056. The conference ID number to access the replay is 76603383. A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About ARC (NYSE:ARC)

ARC provides specialized document solutions to businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction (“AEC”) industry. The company’s products and services enhance our customers’ document workflow, reduce costs, shorten document processing and distribution time, improve the quality of document management tasks, and provide a secure, controlled environment in which to manage, distribute and produce documents. The company’s service centers are digitally connected and allow the provision of services both locally and nationally to more than 100,000 active customers. ARC is headquartered in California with service centers in 42 states in the US, three provinces in Canada, 12 locations in China and select locations in the U.K., Hong Kong, Australia and India. For more information, visit www.e-arc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “expect,” “anticipates,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, current economic conditions and downturn in the architectural, engineering and construction (AEC) industries specifically, and the timing and nature of any economic recovery; our inability to mitigate revenue exposure to the cyclical nature of the AEC industries; our inability to streamline operations and reduce and/or manage costs; our failure to develop and introduce new services successfully, including expansion of client service capabilities in our core AEC market; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our dependence on certain key vendors for equipment, maintenance services and supplies; and damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

David Stickney

Vice President, Corporate Communications

925-949-5114

Email: david.stickney@e-arc.com

American Reprographics Company

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$29,814	$25,437
Accounts receivable, net of allowances for accounts receivable of $3,412 and $3,309	60,216	54,713
Inventories, net	12,542	12,107
Prepaid expenses	4,922	3,999
Other current assets	6,909	7,541

Total current assets	114,403	103,797

Property and equipment, net of accumulated depreciation of $196,140 and $191,598	55,775	55,084
Goodwill	229,315	229,315
Other intangible assets, net	40,644	45,127
Deferred financing costs, net	4,936	4,574
Deferred income taxes	1,320	1,368
Other assets	2,059	2,092

Total assets	$448,452	$441,357

Liabilities and Equity
Current liabilities:
Accounts payable	$21,254	$21,787
Accrued payroll and payroll-related expenses	9,461	7,292
Accrued expenses	26,208	19,308
Current portion of long-term debt and capital leases	14,602	15,005

Total current liabilities	71,525	63,392

Long-term debt and capital leases	211,862	211,259
Deferred income taxes	27,336	26,447
Other long-term liabilities	3,306	3,194

Total liabilities	314,029	304,292

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,230 and 46,235 shares issued and 46,230 and 46,235 shares outstanding	46	46
Additional paid-in capital	100,870	99,728
Retained earnings	27,756	32,663
Accumulated other comprehensive loss	(696)	(1,760)

Total American Reprographics Company stockholders’ equity	127,976	130,677
Noncontrolling interest	6,447	6,388

Total equity	134,423	137,065

Total liabilities and equity	$448,452	$441,357

American Reprographics Company

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Reprographics services	$63,016	$70,022
Facilities management	26,656	24,203
Equipment and supplies sales	13,901	12,279

Total net sales	103,573	106,504
Cost of sales	71,695	73,118

Gross profit	31,878	33,386
Selling, general and administrative expenses	23,457	27,832
Amortization of intangible assets	4,593	4,744

Income from operations	3,828	810
Other income, net	(30)	(26)
Interest expense, net	7,438	8,167

Loss before income tax provision (benefit)	(3,580)	(7,331)
Income tax provision (benefit)	1,310	(3,649)

Net loss	(4,890)	(3,682)
(Income) loss attributable to the noncontrolling interest	(17)	39

Net loss attributable to American Reprographics Company	$(4,907)	$(3,643)

Loss per share attributable to American Reprographics Company shareholders:
Basic	$(0.11)	$(0.08)

Diluted	$(0.11)	$(0.08)

Weighted average common shares outstanding:
Basic	45,541	45,322
Diluted	45,541	45,322

American Reprographics Company

Non-GAAP Measures

Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows provided by operating activities	$12,395	$4,589
Changes in operating assets and liabilities, net of business acquisitions	(2,145)	9,366
Non-cash expenses, including depreciation and amortization	(15,140)	(17,637)
Income tax provision (benefit)	1,310	(3,649)
Interest expense	7,438	8,167
Net (income) loss attributable to the noncontrolling interest	(17)	39

EBIT	3,841	875
Depreciation and amortization	11,655	12,486

EBITDA	15,496	13,361
Stock-based compensation	444	1,489

Adjusted EBITDA	$15,940	$14,850

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to unaudited adjusted net income (loss) attributable to ARC

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net loss attributable to ARC	$(4,907)	$(3,643)
Change in trade name impact to amortization	2,369	2,369
Interest rate swap related costs	1,255	1,523
Income tax provision, related to above items	(1,355)	(1,382)
Deferred tax valuation allowance and other discrete tax items	2,645	(978)

Unaudited adjusted net income (loss) attributable to ARC	$7	$(2,111)

Actual:
Loss per share attributable to ARC shareholders:
Basic	$(0.11)	$(0.08)

Diluted	$(0.11)	$(0.08)

Weighted average common shares outstanding:
Basic	45,541	45,322
Diluted	45,541	45,322

Adjusted:
Earnings (loss) per share attributable to ARC shareholders:
Basic	$0.00	$(0.05)

Diluted	$0.00	$(0.05)

Weighted average common shares outstanding:
Basic	45,541	45,322
Diluted	45,587	45,322

American Reprographics Company

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net loss attributable to ARC	$(4,907)	$(3,643)
Interest expense, net	7,438	8,167
Income tax provision (benefit)	1,310	(3,649)

EBIT	3,841	875
Depreciation and amortization	11,655	12,486

EBITDA	15,496	13,361
Stock-based compensation	444	1,489

Adjusted EBITDA	$15,940	$14,850

Non-GAAP Financial Measures.

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2012 first quarter report on Form 10-Q. Additionally, please refer to our 2011 Annual Report on Form 10-K.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.

Specifically, we have presented adjusted net income (loss) attributable to ARC and adjusted earnings (loss) per share attributable to ARC shareholders for the three months ended March 31, 2012 and 2011 to reflect the exclusion of the amortization impact related specifically to the change in useful lives of trade names, interest rate swap related costs, and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the months ended March 31, 2012 and 2011. We believe these charges were the result of our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in the three months ended March 31, 2012 and 2011 to exclude stock-based compensation expense of $0.4 million and $1.5 million, respectively. This presentation is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

American Reprographics Company

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(4,890)	$(3,682)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	240	180
Depreciation	7,062	7,742
Amortization of intangible assets	4,593	4,744
Amortization of deferred financing costs	255	216
Amortization of bond discount	147	132
Stock-based compensation	444	1,489
Excess tax benefit related to stock-based compensation	—	(8)
Deferred income taxes	(325)	2,318
Deferred tax valuation allowance	1,968	—
Amortization of derivative, net of tax effect	786	954
Other noncash items, net	(30)	(130)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(5,634)	(8,268)
Inventory	(521)	(1,191)
Prepaid expenses and other assets	(266)	(3,228)
Accounts payable and accrued expenses	8,566	3,321

Net cash provided by operating activities	12,395	4,589

Cash flows from investing activities
Capital expenditures	(3,805)	(4,136)
Payment for swap transaction	—	(9,729)
Other	191	378

Net cash used in investing activities	(3,614)	(13,487)

Cash flows from financing activities
Proceeds from stock option exercises	—	41
Proceeds from issuance of common stock under Employee Stock Purchase Plan	21	23
Excess tax benefit related to stock-based compensation	—	8
Payments on long-term debt agreements and capital leases	(4,388)	(7,540)
Net borrowings under revolving credit facilities	552	12,800
Payment of deferred financing fees	(712)	(164)

Net cash (used in) provided by financing activities	(4,527)	5,168

Effect of foreign currency translation on cash balances	123	109

Net change in cash and cash equivalents	4,377	(3,621)
Cash and cash equivalents at beginning of period	25,437	26,293

Cash and cash equivalents at end of period	$29,814	$22,672

	—	—
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$3,846	$2,461